GTT Receives NYSE Notice Regarding Delayed Form 10-Q Filing

McLean, VA, August 19, 2020 - GTT Communications, Inc. (NYSE: GTT) (the “Company”), a leading global cloud networking provider to multinational clients, today announced that it received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The notice has no immediate effect on the listing of the Company’s stock on the NYSE.

The NYSE informed the Company that, under the NYSE’s rules, the Company can regain compliance with the NYSE’s continued listing requirements by filing the Form 10-Q with the SEC at any time prior to February 17, 2021. If the Company fails to file the Form 10-Q by that date, the NYSE may grant, in its sole discretion, a further extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The NYSE notice indicates that NYSE may commence delisting proceedings at any time during the period that is available to complete the filing, if circumstances warrant.

As the Company reported in its Form 12b-25 filed with the SEC on August 10, 2020, the Company is overseeing a review of certain issues related to the recording and reporting of Cost of Telecommunications Services and related internal controls. The Company continues to work diligently to complete the review but is currently unable to predict the timing or outcome of the review. Consequently, the Company is not in a position to file the Form 10-Q. The Company continues to work expeditiously to conclude the review and will file the Form 10-Q as soon as practicable.

About GTT

GTT connects people across organizations, around the world and to every application in the cloud. Our clients benefit from an outstanding service experience built on our core values of simplicity, speed and agility. GTT owns and operates a global Tier 1 internet network and provides a comprehensive suite of cloud networking services. For more information on GTT (NYSE: GTT), please visit www.gtt.net.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. The above statements regarding the anticipated timing of SEC filings and NYSE actions, the issues related to the recording and reporting of Cost of Telecommunications Services and related internal controls as well as the effect, if any, on the Company’s financial statements for the quarter ended June 30, 2020 and the anticipated timing of the Form 10-Q filing constitute forward-looking statements that are based on the Company’s current expectations. The actual impact, amounts and accounting treatment of the issues identified in this release will be finalized after the Company completes the review and CohnReznick LLP, the Company’s independent registered public accounting firm (the “Independent Auditor”), completes its review process.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results, as well as the Company’s expectations regarding materiality or significance, the quantitative effects of the accounting treatment, and the timing of the filing of the Form 10-Q to differ materially from those in the forward-looking statements. These factors include, but are not limited to, the effects on the Company’s business and clients of general economic and financial market conditions, as well as the following: (i) the Company’s internal control over financial reporting may be inadequate or have weaknesses of which the Company is not currently aware or which have not been detected; (ii) the Company may fail to satisfy certain covenants relating to financial statement delivery obligations and representations regarding the Company’s financial statements contained in its financing agreements without obtaining a waiver thereof; (iii) the Company is subject to risks associated with the actions of network providers and a concentrated number of vendors and clients; (iv) the Company could be subject to cyber-attacks and other security breaches; (v) the Company’s network could suffer serious disruption if certain locations experience damage or as the Company adds features and updates its network; (vi) the Company is subject to risks associated with purchase commitments to vendors for longer terms or in excess of the volumes committed by the Company’s underlying clients, or sales commitments to clients that extend beyond the Company’s commitments from its underlying suppliers; (vii) the Company may be unable to establish and maintain peering relationships with other providers or agreements with carrier neutral data center operators; (viii) the Company’s business, results of operation and financial condition are subject to the impacts of the COVID-19 pandemic and related market and economic conditions; (ix) the Company may be affected by information systems that do not perform as expected or by consolidation, competition, regulation, or a downturn in the Company’s industry; (x) the Company may be liable for the material that content providers distribute over its network; (xi) the Company has generated net losses historically and may continue to do so; (xii) the Company may fail to successfully integrate any future acquisitions or to efficiently manage its growth; (xiii) the Company may be unable to retain or hire key employees; (xiv) the Company recently announced management changes and is currently conducting an executive search for a new permanent Chief Executive Officer; (xv) the Company is subject to risks relating to the international operations of its business; (xvi) the Company may be affected by future increased levels of taxation; (xvii) the Company has substantial indebtedness, which could prevent it from fulfilling its obligations under its debt agreements or subject the Company to interest rate risk and (xviii) the completion and filing of the Form 10-Q may take longer than expected as a result of the timing or findings of the review or the Independent Auditor’s review process. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Risk Factors” in the Company’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are available on the Company’s website (www.gtt.net) and on the SEC’s website (www.sec.gov).

GTT Media Inquiries:

Ellie Rider/Claire Sach, LEWIS
+44-207-802-2626
gttuk@teamlewis.com

GTT Investor Relations:

Carolyn Capaccio/Jody Burfening, LHA
+1-212-838-3777
ccapaccio@lhai.com